November 14, 2023

Applied UV, Inc.

150 N Macquesten Pkwy

Mt Vernon, NY 10550

Ladies and Gentlemen:

We have acted as counsel to Applied UV, Inc., a Nevada corporation (the “Company”), in connection with the Rule 462(b) Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 14, 2023 (the “462(b) Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering of up to (i) 2,666,666 units, each consisting of (A) one (1) share (“Share”) of common stock, par value $0.0001, of the Company (“Common Stock”) or one (1) pre-funded warrant (“Pre-Funded Warrant,” and each share of Common Stock underlying a Pre-Funded Warrant, a “Pre-Funded Warrant Share”), to purchase one (1) share of Common Stock in lieu thereof, (B) one-tenth (1/10th) of a Series A warrant (“Series A Warrant” and each share of Common Stock underlying a Series A Warrant, a “Series A Warrant Share”) to purchase one (1) share of Common Stock and (C) one-tenth (1/10th) of a Series B warrant (“Series B Warrant” and, together with the Series A Warrant, the “Warrants” and, each share of Common Stock underlying a Series B Warrant, a “Series B Warrant Share” and, together with the Series A Warrant Share, the “Warrant Shares”) and (ii) (A) 400,000 shares of Common Stock issued pursuant to the Over-Allotment Option (the “Over-Allotment Option Shares”) and/or Pre-Funded Warrants in lieu thereof (the “Over-Allotment Option Pre-Funded Warrants,” and each share of Common Stock underlying an Over-Allotment Option Pre-Funded Warrant, an “Over-Allotment Option Pre-Funded Warrant Share”) and/or (B) 40,000 Series A Warrants issued pursuant to the Over-Allotment Option (the “Over-Allotment Option Series A Warrants,” and each share of Common Stock underlying an Over-Allotment Series A Option Warrant, an “Over-Allotment Option Series A Warrant Share”) and/or (C) 40,000 Series B Warrants issued pursuant to the Over-Allotment Option (the “Over-Allotment Option Series B Warrants,” and each share of Common Stock underlying an Over-Allotment Option Series B Warrant, an “Over-Allotment Option Series B Warrant Share” and, together with the Over-Allotment Option Series A Warrant Share, the “Over-Allotment Option Warrant Shares”), issuable upon the exercise of an over-allotment option granted by the Company to the underwriters (the “Over-Allotment Option”). The Rule 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-274879) (the “Registration Statement”), initially filed by the Company with the Commission on October 5, 2023 and declared effective by the Commission on October 13, 2023.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Articles of Incorporation, as currently in effect, (ii) the Company’s Bylaws as currently in effect, (iii) the 462(b) Registration Statement and the Registration Statement and related Prospectus, (iv) the underwriting agreement, (v) the Pre-Funded Warrant, (vi) the Series A Warrant, (vii) the Series B Warrant and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, including with regard to the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants, the Warrant Shares, the Over-Allotment Option Shares, the Over-Allotment Option Pre-Funded Warrants, the Over-Allotment Option Pre-Funded Warrant Shares, the Over-Allotment Option Warrants and the Over-Allotment Option Warrant Shares and as described in the 462(b) Registration Statement:

(i)	The Shares are duly authorized for issuance by the Company, and when the 462(b) Registration Statement becomes effective under the Securities Act and the Shares are issued and paid for in accordance with the underwriting agreement and as contemplated in the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable shares of common stock of the Company;
(ii)	When the 462(b) Registration Statement becomes effective under the Securities Act and when the Pre-Funded Warrants are issued, delivered and paid for in accordance with the terms of the Pre-Funded Warrants and, as contemplated by the Registration Statement, then such Pre-Funded Warrant will be a legally binding obligation of the Company enforceable in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;
(iii)	The Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and when the 462(b) Registration Statement becomes effective under the Securities Act and the Pre-Funded Warrant is issued and paid for in accordance with the Pre-Funded Warrant and as contemplated in the Registration Statement, the Pre-Funded Warrant Shares underlying such Pre-Funded Warrant will be validly issued, fully paid and nonassessable shares of common stock of the Company.
(iv)	When the 462(b) Registration Statement becomes effective under the Securities Act and when the Series A Warrants are issued, delivered and paid for in accordance with the terms of the Series A Warrants and, as contemplated by the Registration Statement, then such Series A Warrant will be a legally binding obligation of the Company enforceable in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;
(v)	The Series A Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and when the 462(b) Registration Statement becomes effective under the Securities Act and the Series A Warrant is issued and paid for in accordance with the Series A Warrant and as contemplated in the Registration Statement, the Series A Warrant Shares underlying such Series A Warrant will be validly issued, fully paid and nonassessable shares of common stock of the Company.
(vi)	When the 462(b) Registration Statement becomes effective under the Securities Act and when the Series B Warrants are issued, delivered and paid for in accordance with the terms of the Series B Warrants and, as contemplated by the Registration Statement, then such Series B Warrant will be a legally binding obligation of the Company enforceable in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;
(vii)	The Series B Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and when the 462(b) Registration Statement becomes effective under the Securities Act and the Series B Warrant is issued and paid for in accordance with the Series B Warrant and as contemplated in the Registration Statement, the Series B Warrant Shares underlying such Series B Warrant will be validly issued, fully paid and nonassessable shares of common stock of the Company.
(viii)	The Over-Allotment Option Shares are duly authorized for issuance by the Company, and when the 462(b) Registration Statement becomes effective under the Securities Act and the Shares are issued and paid for in accordance with the underwriting agreement and as contemplated in the Registration Statement, the Over-Allotment Option Shares will be validly issued, fully paid, and nonassessable shares of common stock of the Company;
(ix)	When the 462(b) Registration Statement becomes effective under the Securities Act and when the Over-Allotment Option Pre-Funded Warrants are issued, delivered and paid for in accordance with the terms of the Pre-Funded Warrants and, as contemplated by the Registration Statement, then such Over-Allotment Option Pre-Funded Warrant will be a legally binding obligation of the Company enforceable in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.
(x)	The Over-Allotment Option Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and when the 462(b) Registration Statement becomes effective under the Securities Act and the Over-Allotment Option Pre-Funded Warrant is issued and paid for in accordance with the Pre-Funded Warrant and as contemplated in the Registration Statement, the Over-Allotment Option Pre-Funded Warrant Shares underlying such Over-Allotment Option Pre-Funded Warrant will be validly issued, fully paid and nonassessable shares of common stock of the Company.
(xi)	When the 462(b) Registration Statement becomes effective under the Securities Act and when the Over-Allotment Option Series A Warrants are issued, delivered and paid for in accordance with the terms of the Series A Warrants and, as contemplated by the Registration Statement, then such Over-Allotment Option Series A Warrant will be a legally binding obligation of the Company enforceable in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;
(xii)	The Over-Allotment Option Series A Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and when the 462(b) Registration Statement becomes effective under the Securities Act and the Over-Allotment Option Series A Warrant is issued and paid for in accordance with the Series A Warrant and as contemplated in the Registration Statement, the Over-Allotment Option Series A Warrant Shares underlying such Over-Allotment Option Series A Warrant will be validly issued, fully paid and nonassessable shares of common stock of the Company.
(xiii)	When the 462(b) Registration Statement becomes effective under the Securities Act and when the Over-Allotment Option Series B Warrants are issued, delivered and paid for in accordance with the terms of the Series B Warrants and, as contemplated by the Registration Statement, then such Over-Allotment Option Series B Warrant will be a legally binding obligation of the Company enforceable in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;
(xiv)	The Over-Allotment Option Series B Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and when the 462(b) Registration Statement becomes effective under the Securities Act and the Over-Allotment Option Series B Warrant is issued and paid for in accordance with the Series B Warrant and as contemplated in the Registration Statement, the Over-Allotment Option Series B Warrant Shares underlying such Over-Allotment Option Series B Warrant will be validly issued, fully paid and nonassessable shares of common stock of the Company.

The opinion expressed herein is limited to the Nevada Revised Statutes (including reported judicial decisions interpreting the Nevada Revised Statutes) and, with respect to the enforceability of the Pre-Funded Warrants and the Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the 462(b) Registration Statement or prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP